Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 15, 2007, accompanying the consolidated financial statements of Celunol Corp. and Subsidiaries for the years ended December 31, 2006, and 2005, appearing in the Registration Statement on Form S-3 (File No. 333-143894) of Verenium Corporation (formerly Diversa Corporation) filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933. We hereby consent to the incorporation by reference of said report in the Registration Statement of Verenium Corporation on Form S-8 pertaining to the Verenium Corporation 2007 Equity Incentive Plan, Celunol Corp. (formerly known as BC International Corporation) 2006 Equity Incentive Plan, Celunol Corp. (formerly known as BC International Corporation) 2004 Equity Incentive Plan, Celunol Corp. (formerly known as BC International Corporation) 1998 Stock Plan, and Celunol Corp. (formerly known as BC International Corporation) Stock Option Plan for Non-Employee Directors.

/s/ Grant Thornton LLP

Boston, Massachusetts

July 26, 2007